Exhibit 99.1
Pinterest Announces First Quarter 2024 Results, Reports 23% Revenue Growth and More Than Half A Billion Monthly Active Users
Q1 Revenue of $740 million, an increase of 23%, nearly doubling growth rate from prior quarter
Record 518 million global monthly active users, an increase of 12%
SAN FRANCISCO, Calif. - April 30, 2024 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended March 31, 2024.
•Q1 revenue grew 23% year over year to $740 million.
•Global Monthly Active Users ("MAUs") increased 12% year over year to 518 million.
•GAAP net loss was $25 million for Q1. Adjusted EBITDA was $113 million for Q1.
•Total costs and expenses were $794 million.
“Q1 was a milestone quarter for Pinterest as we reached new highs: surpassing half a billion monthly active users and reporting 23% revenue growth – our fastest user and revenue growth since 2021,” said Bill Ready, CEO of Pinterest. “Thanks to our investments in AI and shoppability, we’re driving even greater returns for advertisers and gaining access to performance budgets. We’re executing with tremendous clarity and focus, shipping new products and experiences that users want, and in doing so, we’re finding our best product market fit in years.”
Q1 2024 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended March 31,		% Change
	2024	2023
Revenue	$739,983	$602,581	23%

Net loss	$(24,812)	$(208,579)	88%
Net loss margin	(3)%	(35)%

Non-GAAP net income*	$139,501	$57,704	142%

Adjusted EBITDA*	$112,918	$26,969	319%
Adjusted EBITDA margin*	15%	4%

* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q1 2024 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended March 31,		% Change
	2024	2023
Revenue - Global	$740	$603	23%
Revenue - U.S. and Canada	$592	$486	22%
Revenue - Europe	$118	$93	27%
Revenue - Rest of World	$30	$24	25%

MAUs - Global	518	463	12%
MAUs - U.S. and Canada	98	95	3%
MAUs - Europe	140	128	10%
MAUs - Rest of World	279	240	16%

ARPU - Global	$1.46	$1.32	10%
ARPU - U.S. and Canada	$6.05	$5.11	19%
ARPU - Europe	$0.86	$0.74	17%
ARPU - Rest of World	$0.11	$0.10	8%

Guidance
For Q2 2024, we expect revenue to be in the range of $835 million to $850 million, representing 18-20% growth year over year. We expect Q2 2024 Non-GAAP operating expenses* to be in the range of $490 million to $505 million, representing 11-15% growth year over year. Please note that our operating expense guidance does not include cost of revenue.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense, which is impacted by, among other things, employee retention and decisions around future equity grants to employees. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our first quarter 2024 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "believes," "estimates," "expects," "projects," "may," "will," "can," "intends," "plans," "targets," "forecasts," "anticipates," or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of April 30, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and constant currency revenue growth rates. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income (expense), net, other income (expense), net, benefit from income taxes and restructuring charges. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense and restructuring charges. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use these measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs do not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Andrew Somberg
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,632,149	$1,361,936
Marketable securities	1,144,260	1,149,148
Accounts receivable, net of allowances of $9,001 and $10,635 as of March 31, 2024 and December 31, 2023, respectively	563,865	763,159
Prepaid expenses and other current assets	73,497	64,316
Total current assets	3,413,771	3,338,559
Property and equipment, net	38,160	32,225
Operating lease right-of-use assets	85,069	92,119
Goodwill and intangible assets, net	115,622	117,462
Other assets	14,097	14,040
Total assets	$3,666,719	$3,594,405
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,654	$79,058
Accrued expenses and other current liabilities	256,229	238,032
Total current liabilities	339,883	317,090
Operating lease liabilities	154,340	160,616
Other liabilities	28,654	26,019
Total liabilities	522,877	503,725
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 598,867 and 591,663 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 83,714 and 86,355 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	7	7
Additional paid-in capital	5,321,530	5,241,954
Accumulated other comprehensive loss	(2,615)	(1,013)
Accumulated deficit	(2,175,080)	(2,150,268)
Total stockholders’ equity	3,143,842	3,090,680
Total liabilities and stockholders’ equity	$3,666,719	$3,594,405

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$739,983	$602,581
Costs and expenses:
Cost of revenue	181,091	170,926
Research and development	280,275	266,346
Sales and marketing	226,289	201,131
General and administrative	106,744	207,864
Total costs and expenses	794,399	846,267
Loss from operations	(54,416)	(243,686)
Interest income (expense), net	31,266	24,901
Other income (expense), net	(4,526)	322
Loss before benefit from income taxes	(27,676)	(218,463)
Benefit from income taxes	(2,864)	(9,884)
Net loss	$(24,812)	$(208,579)
Net loss per share, basic and diluted	$(0.04)	$(0.31)
Weighted-average shares used in computing net loss per share, basic and diluted	678,819	681,140

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(24,812)	$(208,579)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,861	6,212
Share-based compensation	162,473	143,122
Impairment and abandonment charges for leases and leasehold improvements	—	112,934
Net amortization of investment premium and discount	(6,788)	(4,198)
Other	(2,695)	2,852
Changes in assets and liabilities:
Accounts receivable	201,188	192,523
Prepaid expenses and other assets	(10,240)	(5,773)
Operating lease right-of-use assets	8,727	25,163
Accounts payable	4,639	(11,031)
Accrued expenses and other liabilities	29,688	(43,659)
Operating lease liabilities	(10,895)	(26,109)
Net cash provided by operating activities	356,146	183,457
Investing activities
Purchases of property and equipment	(12,113)	(1,990)
Purchases of marketable securities	(336,522)	(331,608)
Sales of marketable securities	2,999	29,271
Maturities of marketable securities	342,517	318,490
Net cash (used in) provided by investing activities	(3,119)	14,163
Financing activities
Proceeds from exercise of stock options, net	16,756	2,400
Repurchases of Class A common stock	—	(69,476)
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(99,708)	(91,508)
Net cash used in financing activities	(82,952)	(158,584)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(709)	1,142
Net increase in cash, cash equivalents and restricted cash	269,366	40,178
Cash, cash equivalents and restricted cash, beginning of period	1,368,532	1,617,660
Cash, cash equivalents and restricted cash, end of period	$1,637,898	$1,657,838
Supplemental cash flow information
Repurchases of Class A common stock in accrued expenses and other current liabilities	—	2,161
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	2,057	803

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,632,149	$1,651,242
Restricted cash included in prepaid expenses and other current assets	1,695	2,243
Restricted cash included in other assets	4,054	4,353
Total cash, cash equivalents and restricted cash	$1,637,898	$1,657,838

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Share-based compensation by function:
Cost of revenue	$2,948	$2,309
Research and development	102,355	94,265
Sales and marketing	24,989	19,189
General and administrative	32,181	27,359
Total share-based compensation	$162,473	$143,122

Amortization of acquired intangible assets by function:
Cost of revenue	$1,508	$1,508
Sales and marketing	135	135
General and administrative	197	197
Total amortization of acquired intangible assets	$1,840	$1,840

Restructuring charges by function:
Research and development	$—	$4,093
Sales and marketing	—	2,677
General and administrative	—	114,551
Total restructuring charges	$—	$121,321

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$794,399	$846,267
Share-based compensation	(162,473)	(143,122)
Amortization of acquired intangible assets	(1,840)	(1,840)
Restructuring charges	—	(121,321)
Total non-GAAP costs and expenses	$630,086	$579,984

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(24,812)	$(208,579)
Depreciation and amortization	4,861	6,212
Share-based compensation	162,473	143,122
Interest (income) expense, net	(31,266)	(24,901)
Other (income) expense, net	4,526	(322)
Benefit from income taxes	(2,864)	(9,884)
Restructuring charges	—	121,321
Adjusted EBITDA	$112,918	$26,969

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of net loss to non-GAAP net income:
Net loss	$(24,812)	$(208,579)
Share-based compensation	162,473	143,122
Amortization of acquired intangible assets	1,840	1,840
Restructuring charges	—	121,321
Non-GAAP net income	$139,501	$57,704

Basic weighted-average shares used in computing net loss per share	678,819	681,140
Weighted-average dilutive securities(1)	22,758	18,731
Diluted weighted-average shares used in computing non-GAAP net income per share	701,577	699,871
Non-GAAP net income per share	$0.20	$0.08

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.